UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2007

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal                                                      000-50592                                                      20-0411486
                                                                                                                     (State or other jurisdiction                           (Commission File No.)                                           (I.R.S. Employer
                                                                                                                             of incorporation)                                                                                                                    Identification No.)

Address of principal executive offices:  1359 N. Grand Avenue, Covina, CA 91722

Registrant’s telephone number, including area code:  (626) 339-9663

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	P re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

ITEM 8.01. Other Events.

On November 27, 2007, the board of directors of K-Fed Bancorp, the holding company of Kaiser Federal Bank, terminated the current subscription and community offering of Kaiser Federal Financial Group, Inc., the proposed new holding company of Kaiser Federal Bank, in connection with the second step conversion of K-Fed Mutual Holding Company.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 - K-Fed Bancorp news release dated November 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date:  November 29, 2007                                                                                                By:  /s/ Kay M. Hoveland
                                          Kay M. Hoveland
                                                                                                                                                          President and Chief Executive Officer

Exhibit 99.1

For additional information contact:
Kay M. Hoveland
President and Chief Executive Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES TERMINATION OF
SECOND STEP CONVERSION AND OFFERING

COVINA, CALIFORNIA (November 29, 2007) -- K-Fed Bancorp (NasdaqGM: KFED), the holding company of Kaiser Federal Bank, announced today that Kaiser Federal Financial Group, Inc, the proposed new holding company of Kaiser Federal Bank, has terminated its current subscription and community offering in connection with the second step conversion of K-Fed Mutual Holding Company.

Kay M. Hoveland, the president and chief executive officer of K-Fed Bancorp, noted that “when we began this process over six months ago market conditions were far different than what exists today.  The turmoil in the residential mortgage lending market continues and remains a negative influence in the securities market for thrift institutions as well as other financial institutions, regardless of whether a particular financial institution has the asset quality problems widely reported in the media.  We believe that it is in the best interests of the stockholders of K-Fed Bancorp and the members of K-Fed Mutual Holding Company (the depositors of Kaiser Federal Bank) to terminate this offering until market conditions for second step conversions improve.”

Subscription and proxy materials were mailed earlier this month to the members.  Any subscription orders received have not been processed and will be promptly returned.  The special meeting at which the members of K-Fed Mutual Holding Company would have voted on the proposed second step conversion, will not be held.

Proxy materials were also mailed to stockholders of K-Fed Bancorp in connection with the annual meeting of stockholders at which the proposed second step conversion and other related matters were to be considered, as well as the election of directors and the ratification of the appointment of the independent auditors.  The annual meeting of stockholders will still be held, as provided for in the proxy materials, but only to consider the latter two matters.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.  The shares of common stock are not savings accounts, savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.